EXHIBIT 24
                         DUFF & PHELPS MUTUAL FUNDS

                             POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Calvin J. Pedersen and Thomas
   N. Steenburg, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement of Duff and Phelpd Mutual Funds and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

   Signature                 Title                  Date

   /s/ Calvin J. Pedersen    Chairman, Trustee,     December 20, 1995
   ________________________  President and Chief
   Calvin J. Pedersen        Executive Officer

   ________________________  Trustee                December 20, 1995
   E. Virgil Conway

   /s/ William W. Crawford   Trustee                December 20, 1995
   ________________________
   William W. Crawford

   /s/ William N. Georgeson  Trustee                December 20, 1995
   ________________________
   William N. Georgeson

   /s/ Everett L. Morris     Trustee                December 20, 1995
   ________________________
   Everett L. Morris

   /s/ Richard A. Pavia      Trustee                December 20, 1995
   _________________________
   Richard A. Pavia

   /s/ Mark A. Pougnet       Treasurer and Chief    December 20, 1995
   _________________________ Financial Officer
   Mark A. Pougnet